[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 1, 1998 THROUGH NOVEMBER 30, 1998
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   11/30/98
NONE

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   02/28/99
Ticketmaster Online       12/02/98 38,800   0.00%    $14.00   121,700    7,000   1.74%    NationsBanc            0
NVIDIA Corp.              01/21/99 4,800    0.00%    $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnet               02/11/99 7,700    0.00%    $16.00   28,300     3,500   0.81%    Lehman Bros.           0
Serena Software           02/12/99 18,700   0.00%    $13.00   69,100     6,000   1.15%    Lewco Sec.             0
Webtrends                 02/19/99 6,700    0.00%    $13.00   25,400     3,500   0.73%    Dain Rauchser          0
PC Order.Com              02/25/99 6,400    0.00%    $21.00   25,300     2,200   1.15%    Goldman Sachs          6,400

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MARCH 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   02/28/99
PC Order.Com              02/25/99 6,400    0.00%    $21.00   25,300     2,200   1.15%    Goldman Sachs          0
Cinar Corp.               03/04/99 449,300  0.00%    $20.00   494,800    7,000   7.07%    Furman, Selz, Magerdie 629,200
Novoste Corp.             03/15/99 88,600   0.00%    $20.00   99,100     2,400   4.13%    Morgan Stanley         648,100
Ivillage Inc.             03/18/99 8,900    0.00%    $24.00   33,500     3,650   0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 5,500    0.00%    $15.00   22,600     3,500   0.65%    Blair Williams & Co.   0
Autoweb.Com               03/22/99 13,000   0.00%    $14.00   54,000     5,000   1.08%    CS First Boston        0
Onemain.Com               03/25/99 13,300   0.00%    $22.00   56,600     8,500   0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 9,700    0.00%    $23.00   41,800     4,500   0.93%    BT Alex Brown          0
MKS Instruments Inc.      03/29/99 472,100  0.00%    $14.00   595,400    6,500   9.16%    NationsBanc            472,100

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.